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                                                                    EXHIBIT 23.3

                     [LETTERHEAD OF LAHIVE & COCKFIELD, LLP]

                                  March 10, 2000




The Board of Directors
PRAECIS PHARMACEUTICALS INCORPORATED
One Hampshire Street
Cambridge, MA  02139-1532

Re:  Registration Statement on Form S-1

Dear Sirs:

         Further to our letter dated February 8, 2000 we hereby consent to the reference to our firm under the caption "Experts" in the Prospectus which is a part of PRAECIS PHARMACEUTICALS INCORPORATED's Registration Statement on Form S-1 (File No. 333-96351) as filed with the Securities and Exchange Commission, and amended as of March 10, 2000.

                                            Very truly yours,

                                            LAHIVE & COCKFIELD, LLP

                                            /s/ Elizabeth A. Hanley

                                            Elizabeth A. Hanley
                                            for Giulio A. DeConti, Jr.